EXHIBIT 99.1

           Move, Inc. Announces First Quarter 2007 Financial Results

     WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--May 1, 2007--Move, Inc. (NASDAQ:MOVE) reported financial results for the quarter ended March 31, 2007. Total revenue for the first quarter was $71.0 million, a three percent increase compared to $69.0 million in the first quarter of 2006.

     Net income applicable to common stockholders ("net income") for the first quarter of 2007 was $163,000 or $0.00 per diluted share, compared to a net loss of $2.3 million, or $(0.02) per diluted share, for the first quarter of 2006.

     Move's EBITDA (earnings before interest and certain other non-cash and non-recurring items, principally stock-based compensation charges, depreciation, and amortization) for the first quarter of 2007 was $7.1 million, compared to $3.9 million for the first quarter of 2006. The Company has reported EBITDA because management uses it to monitor and assess the Company's performance and believes it is helpful to investors in understanding the Company's business.

     "We were pleased with the profitability and cash flow performance of the Company in the first quarter, but our revenue growth was unbalanced as two of our three major businesses are being retooled along with launching a completely new venture," said Mike Long, Move's CEO. "In spite of a weak residential real estate market, we believe the strategic investments we are making will significantly improve our growth and profitability prospects."

     In a separate announcement today, the Company named Lorna Borenstein to be President of Move, Inc.

     "With the addition of Lorna as President, and new leaders in place for all of our businesses, the board of directors and I are confident we have the best team to drive growth and secure our long-term market leadership," continued Mike Long.

     At March 31, 2007, Move had $188.4 million in cash and short-term investments available to fund operations.

     CONFERENCE CALL

     As previously announced, Move, Inc. will host a conference call, which will be broadcast live over the Internet today, Tuesday, May 1, 2007, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Chief Executive Officer, Mike Long, and Chief Financial Officer, Lew Belote, will discuss the Company's first quarter 2007 results. In order to participate in the call, investors should log on to http://investor.move.com and click on "Event Calendar." Please connect to the above Web site ten minutes prior to the call to load any necessary audio software. A replay of the call will be available in the same section of the Company's Web site approximately one hour after the end of the call. A telephone replay will be available from 4:00 p.m. Pacific Time (7:00 p.m. Eastern Time) today until midnight on May 8, 2007 at 888-286-8010, conference ID 49224616. For additional information regarding the Company's results, please go to the "SEC Filings" section at http://investor.move.com to view annual reports as filed with the Securities and Exchange Commission on Form 10-K. Move's Form 10-Q for the quarter ended March 31, 2007 is expected to be filed with the Securities and Exchange Commission on, or before, May 7, 2007.

     USE OF NON-GAAP FINANCIAL MEASURES

     To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles in the United States ("GAAP"), Move uses a non-GAAP measure of income (loss) from operations excluding restructuring, impairment and certain other non-cash and non-recurring items, principally depreciation, amortization and stock based compensation and other charges, which is referred to as EBITDA. We have also presented a non-GAAP table of our Segment Data for the three months ended March 31, 2007 that extracts stock based compensation under SFAS 123R "Share Based Payment". A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables. These non-GAAP adjustments are provided to enhance the user's overall understanding of Move's current financial performance and its prospects for the future and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP measures are the primary basis management uses for planning and forecasting its future operations. Move believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results and a more consistent basis for comparison between quarters and should be carefully evaluated.

     This press release may contain forward-looking statements, including information about management's view of Move's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Move, its subsidiaries, divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Move files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Move's future results. The forward-looking statements included in this press release are made only as of the date hereof. Move cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Move expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.


                            MOVE, INC.
               CONSOLIDATED STATEMENTS OF OPERATIONS
             (in thousands, except per share amounts)


                                                Three Months Ended
                                                     March 31,
                                                -------------------
                                                  2007      2006
                                                --------- ---------
                                                    (unaudited)
Revenue                                         $ 71,030  $ 68,979
Cost of revenue (1)                               14,698    16,406
                                                 --------  --------
    Gross profit                                  56,332    52,573
                                                 --------  --------

Operating expenses: (1)
    Sales and marketing                           27,894    25,341
    Product and web site development               8,822     8,355
    General and administrative                    20,707    20,976
    Amortization of intangible assets                498       747
                                                 --------  --------
        Total operating expenses                  57,921    55,419
                                                 --------  --------
Loss from operations                              (1,589)   (2,846)

    Interest income, net                           2,313     1,615
    Other income, net                                755        72
                                                 --------  --------
Net income (loss) before taxes                     1,479    (1,159)

    Provision for income taxes                        84         -
                                                 --------  --------

Net income (loss)                                  1,395    (1,159)

    Convertible preferred stock dividends and
     related accretion                            (1,232)   (1,174)(a)
                                                 --------  --------

Net income (loss) applicable to common
 stockholders                                   $    163  $ (2,333)
                                                 ========  ========

Net income (loss) per common share:

    Basic net income (loss) per share
     applicable to common stockholders          $   0.00  $  (0.02)
                                                 ========  ========
    Diluted net income (loss) per share
     applicable to common stockholders          $   0.00  $  (0.02)
                                                 ========  ========

Shares used to calculate basic and diluted per share amounts

    Basic                                        154,339   148,951
                                                 ========  ========
    Diluted                                      167,390   148,951
                                                 ========  ========

(1) Includes stock-based compensation due to SFAS 123R:

     Cost of revenue                            $     44  $    129
     Sales and Marketing                             486       489
     Product and web site development                275       499
     General and administrative                    4,614     2,253
                                                 --------  --------
                                                $  5,419  $  3,370
                                                 ========  ========


                              MOVE, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)


                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2007      2006
                                                   --------- ---------
Cash flows from continuing operating activities:       (unaudited)
Net income (loss)                                  $  1,395  $ (1,159)
Adjustments to reconcile net income (loss) to net
 cash provided by (used in) operating activities:
   Depreciation                                       2,647     2,444
   Amortization of intangible assets                    498       747
   Gain on sales and disposals of fixed assets         (336)        -
   Provision for doubtful accounts                      291       173
   Stock-based compensation and charges               5,567     3,511
   Change in market value of embedded derivative
    liability                                          (473)        -
   Other non-cash items                                  11         1
Changes in operating assets and liabilities, net of
 acquisitions:
   Accounts receivable                                1,685       305
   Other assets                                        (360)      454
   Accounts payable and accrued expenses             (2,444)  (15,539)
   Deferred revenue                                   2,031     8,659
                                                    --------  --------
     Net cash provided by (used in) operating
      activities                                     10,512      (404)
                                                    --------  --------

Cash flows from investing activities:
Purchases of property and equipment                  (4,155)   (2,513)
Proceeds from the surrender of life insurance
 policy                                               5,200         -
Proceeds from sale of marketable equity securities   15,743         -
Proceeds from sale of fixed assets                      336         -
Purchases of intangible assets                          (11)        -
Maturities of short-term investments                 10,950    16,075
Purchases of short-term investments                 (26,900)   (1,600)
Acquisitions, net                                         -    (9,572)
                                                    --------  --------
     Net cash provided by investing activities        1,163     2,390
                                                    --------  --------

Cash flows from financing activities:
Proceeds from exercise of stock options               2,493     2,414
Restricted cash                                         926       904
Payments on capital lease obligations                  (463)     (449)
                                                    --------  --------
     Net cash provided by financing activities        2,956     2,869
                                                    --------  --------

Change in cash and cash equivalents                  14,631     4,855

Cash and cash equivalents, beginning of period       14,873    13,272
                                                    --------  --------
Cash and cash equivalents, end of period           $ 29,504  $ 18,127
                                                    ========  ========


                              MOVE, INC.
                     CONSOLIDATED BALANCE SHEETS
                            (in thousands)


                                              March 31,     December
                                                 2007        31, 2006
                                            ------------- ------------
ASSETS                                       (unaudited)
Current assets:
  Cash and cash equivalents                 $    29,504   $    14,873
  Short-term investments                        158,925       142,975
  Accounts receivable, net                       16,303        18,279
  Other current assets                           13,821        34,468
                                             -----------   -----------
    Total current assets                        218,553       210,595

Property and equipment, net                      30,776        29,245
Goodwill, net                                    23,877        23,877
Intangible assets, net                           16,228        16,715
Restricted cash                                   3,353         4,279
Other assets                                      1,233         1,238
                                             -----------   -----------
    Total assets                            $   294,020   $   285,949
                                             ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                          $     3,708   $     4,904
  Accrued expenses                               25,461        26,738
  Obligation under capital leases                 1,937         1,904
  Deferred revenue                               52,132        50,075
                                             -----------   -----------
    Total current liabilities                    83,238        83,621

Obligation under capital leases                   1,671         2,167
Other liabilities                                 2,027         2,497
                                             -----------   -----------
    Total liabilities                            86,936        88,285
                                             -----------   -----------

Series B convertible preferred stock             97,444        96,212

Stockholders' equity:
  Series A convertible preferred stock                -             -
  Common stock                                      155           154
  Additional paid-in capital                  2,077,390     2,069,399
  Accumulated other comprehensive income            359           326
  Accumulated deficit                        (1,968,264)   (1,968,427)
                                             -----------   -----------
  Total stockholders' equity                    109,640       101,452
                                             -----------   -----------

    Total liabilities and stockholders'
     equity                                 $   294,020   $   285,949
                                             ===========   ===========


                             MOVE, INC.
                     SEGMENT OPERATING RESULTS
                           (in thousands)

                                      Three Months Ended March 31,
                                     -------------------------------
                                          2007            2006
                                     --------------  ---------------
Revenue:                                       (unaudited)
   Real Estate Services              $      53,523   $       49,249
   Move-Related Services                    17,507           19,730
                                      -------------   --------------
     Total revenue                   $      71,030   $       68,979
                                      =============   ==============

Operating income (loss) (1)
   Real Estate Services              $      13,229   $       11,597
   Move-Related Services                    (2,779)          (1,577)
   Unallocated                             (12,039)         (12,866)
                                      -------------   --------------
     Loss from operations            $      (1,589)  $       (2,846)
                                      =============   ==============


(1) Includes stock-based compensation
 due to SFAS 123R:

   Real Estate Services              $       2,078   $        1,280
   Move-Related Services                       676              624
   Unallocated                               2,665            1,466
                                      -------------   --------------
                                     $       5,419   $        3,370
                                      =============   ==============


                              MOVE, INC.
                      SEGMENT OPERATING RESULTS
               NET OF STOCK-BASED COMPENSATION EXPENSE
                            (in thousands)


                                  Three Months Ended
                                    March 31, 2007
                 -----------------------------------------------------
                                      (unaudited)
                  Real      Move-
                  Estate    Related              Stock-based
                 Services  Services  Unallocated Compensation   Total
Revenue         $ 53,523  $ 17,507  $         - $          -  $71,030
Cost of Revenue    8,235     5,858          561           44   14,698
                 -------- --------- ------------ ------------  -------
Gross Profit      45,288    11,649         (561)         (44)  56,332

Sales and
 marketing        17,834     8,678          896          486   27,894
Product and
 website
 development       6,527     1,517          503          275    8,822
General and
 administrative    5,620     3,557        6,916        4,614   20,707
Amortization of
 intangibles           -         -          498            -      498
                 --------  --------  ----------- ------------  -------
Total operating
 expenses         29,981    13,752        8,813        5,375   57,921

Income (loss)
 from operations$ 15,307  $ (2,103) $    (9,374)$     (5,419) $(1,589)
                 ========  ========  =========== ============  =======


                                  Three Months Ended
                                    March 31, 2006
                 -----------------------------------------------------
                                      (unaudited)
                  Real      Move-
                  Estate    Related              Stock-based
                 Services  Services  Unallocated Compensation   Total
Revenue         $ 49,249  $ 19,730  $         - $          -  $68,979
Cost of Revenue    7,594     7,696          987          129   16,406
                 -------- --------- ------------ ------------  -------
Gross Profit      41,655    12,034         (987)        (129)  52,573

Sales and
 marketing        16,039     8,319          494          489   25,341
Product and
 website
 development       5,622       959        1,275          499    8,355
General and
 administrative    7,117     3,709        7,897        2,253   20,976
Amortization of
 intangibles           -         -          747            -      747
                 --------  --------  ----------- ------------  -------
Total operating
 expenses         28,778    12,987       10,413        3,241   55,419

Income (loss)
 from
operations      $ 12,877  $   (953) $   (11,400)$     (3,370) $(2,846)
                 ========  ========  =========== ============  =======


                              MOVE, INC.
             RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

  LOSS FROM OPERATIONS EXCLUDING CERTAIN NON-CASH AND NON-RECURRING ITEMS, PRINCIPALLY STOCK-BASED COMPENSATION CHARGES, DEPRECIATION,
                       AND AMORTIZATION (EBITDA)
                            (in thousands)


                                                       Three Months
                                                      Ended March 31,
                                                     -----------------
                                                      2007     2006
                                                     -------- --------
                                                        (unaudited)
Loss from operations                                 $(1,589) $(2,846)

Plus:
    Stock-based charges                                  148      141
    Amortization of intangible assets                    498      747
    Depreciation                                       2,647    2,444
    Stock-based compensation                           5,419    3,370
                                                      -------  -------
EBITDA                                               $ 7,123  $ 3,856
                                                      =======  =======


     (a) In the first quarter of 2006, the amounts reported as "Dividends on convertible preferred stock" in the Company's Form 10-Q omitted the related accretion of the discount that was derived from the issuance of the convertible preferred stock. The reported results for that quarter have been revised to reflect both the accretion and the dividends in arriving at "Net income (loss) applicable to common stockholders." As a result of the revision, additional expense of $296,000 in the first quarter of 2006 is reflected in the line "Convertible preferred stock dividends and related accretion." As a result of this change, basic and diluted loss per share attributable to common stockholders in the first quarter of 2006 decreased by $0.01 from $(0.01) to $(0.02).

     ABOUT MOVE, INC.

     Move, Inc. (NASDAQ: MOVE), the media leader for the when, where and how to move, provides homebuyers and renters with the real estate and community information, and professional connections they need before, during and after a move. The Company operates Move.com(TM) (http://www.move.com), the most comprehensive real estate search site for rentals and homes to buy and REALTOR.com(R) (http://www.realtor.com), the official Web site of the National Association of REALTORS(R). Move also operates Welcome Wagon(R) (http://www.welcomewagon.com), a 78-year old neighborhood expert that provides new movers with valuable and comprehensive information about businesses and professionals in their new communities. Move.com is the official new homes Web site of the National Association of Home Builders. Move also operates Moving.com (http://www.moving.com), SeniorHousingNet(TM) (http://www.seniorhousingnet.com),
TOP PRODUCER(R) Systems (http://www.topproducer.com), FactoryBuiltHousing.com (http://www.factorybuilthousing.com) and Home Plans (http://www.homeplans.com). On the Net: http://investor.move.com.


     CONTACT: Move, Inc.
              Mollie O'Brien
              Investor Relations
              805-557-3846
              investorrelations@move.com